SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             MAXIMUM DYNAMICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-1556886
                                   ----------
                      (I.R.S. Employer Identification No.)

2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado            80903
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)


  Employee and Consulting Agreement with Carla Stephanie Sharpe, Victor Angel,
   Keenan Lewis, Nadeem Adonis, Sakhumzi Gawushe, Ernesto Angel, Andrew Shaun Bremer, Cindy Louise Ashley, Bronwin Murray, Craig John Ogilvy, Nomonde Felicia Zondani, Gert du Toit, Gregg Phillip Branquinho, Gregory Allum, Johannes Mathys
  van Loggerenberg, Giovanni Carlo Fantozzi, Leane van Loggerenberg, Lee Jason Glanville, Liesl Clarke, Marisa Steyn, Mzukisi Peacemaker Mnqayi, Martha Phumela Johnson, Peter Presto Fakude, Raoul Delano Moses, Petrus Stephanus Mans de Beer,
   Shirley Mazoko, Vernon Reginal Philander, Veronique Isaacs, T'Christopher Gardner, Charles Stephen Wilson, Michael Rhea Bennett, Henry Van Burean Jarrett
 JR, Rina Broomberg, Francois Fehrsen, Chris Roed, Johannes Clausen, Francesco
   Maccioni, Joshua Neale Wolcott, Troy Lynette and Tom Richfield; Consulting
                      Employee Agreement with Eric Majors.
                              (Full Title of Plans)

                                   Eric Majors
      2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado 80903
      --------------------------------------------------------------------
                     (Name and Address of Agent for Service)

Unit 1, College House, Village Square, Parklands, South Africa            7441
--------------------------------------                                 ---------
(Address of Global Operations Center)                                 (Zip Code)

       (719) 381-1728 in the U.S.A and 011.27.21.556.1155 in South Africa
       ------------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
========================== ========================= ========================= ===================== ===================
   TITLE OF SECURITIES              AMOUNT               PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
    TO BE REGISTERED                TO BE                 OFFERING PRICE            AGGREGATE         REGISTRATION FEE
                                REGISTERED(1)            OFFERING PRICE
                                                           PER SHARE(2)
-------------------------- ------------------------- ------------------------- --------------------- -------------------
      Common Stock,
      no par value                8,963,793                   $0.041               $367,515.51             $46.56
========================== ========================= ========================= ===================== ===================

(1) Consists of shares issued pursuant to the Consulting Agreement with the individuals named above.
(2) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) promulgated pursuant to the Securities Act of 1933, on the basis of the average of the bid and ask price of the Registrant's Common Stock as reported on the Over The Counter Bulletin Board on December 6, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
--------------------------

The Registrant is offering the following shares of its common stock to the following individuals for their services performed on the Registrant's behalf. The issuance of these shares is being made pursuant to the Employee and Consultant Agreements (the "Agreements") dated November 19, 2004 and adopted by the Board of Directors on December 6,2004 with regard to Victor Angel, Keenan Lewis, Nadeem Adonis, Sakhumzi Gawushe, Ernesto Angel, Andrew Shaun Bremer, Cindy Louise Ashley, Bronwin Murray, Craig John Ogilvy, Nomonde Felicia Zondani, Gert du Toit, Gregg Phillip Branquinho, Gregory Allum, Johannes Mathys van Loggerenberg, Giovanni Carlo Fantozzi, Leane van Loggerenberg, Lee Jason Glanville, Liesl Clarke, Marisa Steyn, Mzukisi Peacemaker Mnqayi, Martha Phumela Johnson, Peter Presto Fakude, Raoul Delano Moses, Petrus Stephanus Mans de Beer, Shirley Mazoko, Vernon Reginal Philander, Veronique Isaacs, T'Christopher Gardner, Charles Stephen Wilson, Michael Rhea Bennett, Henry Van Burean Jarrett JR, Rina Broomberg, Francois Fehrsen, Chris Roed, Johannes Clausen, Francesco Maccioni, Joshua Neale Wolcott, Eric Majors, Troy Lynette, and Tom
Richfield and on December 7, 2004 in regard to Carla Stephanie Sharpe. Mr. Majors is subject to a separate agreement. The Board has equated the number of these shares to the value of the services provided by these individuals as indicated in the table below. The shares issued hereunder will not be subject to any resale restrictions. The Agreements are not qualified under ERISA. The following individuals will receive the number of shares listed next to their names in exchange for the specific services listed:


CONSULTANT                                 DESCRIPTION OF SERVICES                                  Fees         Shares
------------------------------------------ ----------------------------------------------------- ----------- -------------
Carla Stephanie Sharpe                     Accounting and compliance                                 $3,448        73,681
------------------------------------------ ----------------------------------------------------- ----------- -------------
Victor Angel                               Bus Dev for POS in Mexico & Latin America                $17,241       368,406
------------------------------------------ ----------------------------------------------------- ----------- -------------
Keenan Lewis                               Outsourced: Fleet Vehicle Driver                          $1,078        23,025
------------------------------------------ ----------------------------------------------------- ----------- -------------
Nadeem Adonis                              Outsourced: Fleet Vehicle Driver                          $1,078        23,025
------------------------------------------ ----------------------------------------------------- ----------- -------------
Sakhumzi Gawushe                           Outsourced: Fleet Vehicle Driver                          $1,078        23,025
------------------------------------------ ----------------------------------------------------- ----------- -------------
Ernesto Angel                              Bus Dev for POS in Mexico & Latin America                 $3,448        73,681
------------------------------------------ ----------------------------------------------------- ----------- -------------
Andrew Shaun Bremer                        IT Manager and systems development                        $6,466       138,152
------------------------------------------ ----------------------------------------------------- ----------- -------------
Cindy Louise Ashley                        Executive assistant in Ops management  info              $19,397       414,456
------------------------------------------ ----------------------------------------------------- ----------- -------------
Bronwin Murray                             Call Centre Operator                                      $1,940        41,446
------------------------------------------ ----------------------------------------------------- ----------- -------------
Craig John Ogilvy                          Accounting & Financial Services                          $10,345       221,043
------------------------------------------ ----------------------------------------------------- ----------- -------------
Nomonde Felicia Zondani                    Cleaning services                                         $1,078        23,025
------------------------------------------ ----------------------------------------------------- ----------- -------------
Gert du Toit                               Call Centre Operator                                        $621        13,263
------------------------------------------ ----------------------------------------------------- ----------- -------------
Gregg Phillip Branquinho                   IT Technology: Progr. & Systems Analyst                   $1,724        36,841
------------------------------------------ ----------------------------------------------------- ----------- -------------
Gregory Allum                              Call Centre Operator                                      $3,448        73,681
------------------------------------------ ----------------------------------------------------- ----------- -------------
Johannes M van Loggerenberg                Project Manager: Mobile commerce                         $23,276       497,347
------------------------------------------ ----------------------------------------------------- ----------- -------------
Giovanni Carlo Fantozzi                    VP of Tagnet, Africa Region                              $23,276       497,347
------------------------------------------ ----------------------------------------------------- ----------- -------------
Leane van Loggerenberg                     Human Resources                                           $8,621       184,203
------------------------------------------ ----------------------------------------------------- ----------- -------------
Lee Jason Glanville                        Technology Department                                     $7,328       156,572
------------------------------------------ ----------------------------------------------------- ----------- -------------
Liesl Clarke                               Bookkeeping & Admin Services                              $1,724        36,841
------------------------------------------ ----------------------------------------------------- ----------- -------------
Marisa Steyn                               Group Technology: Graphic Designer                        $4,310        92,101
------------------------------------------ ----------------------------------------------------- ----------- -------------
Mzukisi Peacemaker Mnqayi                  Call Centre Operator                                      $1,940        41,446
------------------------------------------ ----------------------------------------------------- ----------- -------------
Martha Phumela Johnson                     Call Centre Operator                                      $1,940        41,446
------------------------------------------ ----------------------------------------------------- ----------- -------------
Peter Presto Fakude                        Business Dev. for Tagnet, Africa Region                  $31,061       663,690
------------------------------------------ ----------------------------------------------------- ----------- -------------
Raoul Delano Moses                         Software Technology Engineer                              $4,310        92,101
------------------------------------------ ----------------------------------------------------- ----------- -------------
Petrus S Mans de Beer                      Project Manager: Education                                $4,310        92,101
------------------------------------------ ----------------------------------------------------- ----------- -------------
Shirley Mazoko                             Receptionist                                              $1,099        23,486
------------------------------------------ ----------------------------------------------------- ----------- -------------



                                       2



Vernon Reginal Philander                   Security & Logistic Services                              $4,685       100,114
------------------------------------------ ----------------------------------------------------- ----------- -------------
Veronique Isaacs                           Executive assistant in HR management info                 $2,155        46,051
------------------------------------------ ----------------------------------------------------- ----------- -------------
Charles Stephen Wilson                     Sales Consultant: refund of travel expenses               $2,586        55,261
------------------------------------------ ----------------------------------------------------- ----------- -------------
Michael Rhea Bennett                       Project Manager: Internet solutions                       $8,621       184,203
------------------------------------------ ----------------------------------------------------- ----------- -------------
Henry Van Burean Jarrett JR                Project Manager: Community development                    $8,621       184,203
------------------------------------------ ----------------------------------------------------- ----------- -------------
Johannes Clausen                           Managing Director, Tagnet                                $41,379       862,069
------------------------------------------ ----------------------------------------------------- ----------- -------------
Francesco Maccioni                         Infrastructure Development & Operations                  $41,379       862,069
------------------------------------------ ----------------------------------------------------- ----------- -------------
Joshua Neale Wolcott                       MXDY Global Operations, CFO MXDY                         $41,379       862,069
------------------------------------------ ----------------------------------------------------- ----------- -------------
Eric Majors                                CEO MXDY                                                 $41,379       862,069
------------------------------------------ ----------------------------------------------------- ----------- -------------
Troy Lynette                               Office Manager: Denver Operations                        $10,776       230,253
------------------------------------------ ----------------------------------------------------- ----------- -------------
Tom Richfield                              Business Dev. for MXDY, USA Region                       $28,966       750,000
TOTAL                                                                                                           8,963,793
------------------------------------------ ----------------------------------------------------- ----------- -------------

The services for which these shares are being issued are not in connection with any offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Registrant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of this registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

We incorporate the following documents by reference in this Registration
Statement:

         (a) Our latest Quarterly Report on Form 10-QSB for the period ended September 30, 2004, filed with the Securities and Exchange Commission on December 3, 2004 and our latest Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on April 19, 2004; and

         (b) All other documents filed by the company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
----------------------------------

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
---------------------------------------------------

Our Bylaws and the Colorado Business Corporation Act provide for indemnification of directors and officers against certain liabilities. Pursuant to our Bylaws, our officers and directors are indemnified, to the fullest extent available under Colorado law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

Not applicable.

ITEM 8. EXHIBITS.
-----------------

3.1      Articles of Incorporation*
3.2      Bylaws*
3.2.1    Articles of Amendment to Articles of Incorporation*
4.1 Consulting Agreement with Carla Stephanie Sharpe, Victor Angel, Keenan Lewis, Nadeem Adonis, Sakhumzi Gawushe, Ernesto Angel, Andrew Shaun Bremer, Cindy Louise Ashley, Bronwin Murray, Craig John Ogilvy, Nomonde Felicia Zondani, Gert du Toit, Gregg Phillip Branquinho, Gregory Allum, Johannes Mathys van Loggerenberg, Giovanni Carlo Fantozzi, Leane van Loggerenberg, Lee Jason Glanville, Liesl Clarke, Marisa Steyn, Mzukisi Peacemaker Mnqayi, Martha Phumela Johnson, Peter Presto Fakude, Raoul Delano Moses, Petrus Stephanus Mans de Beer, Shirley Mazoko, Vernon Reginal Philander, Veronique Isaacs, T'Christopher Gardner, Charles Stephen Wilson, Michael Rhea Bennett, Henry Van Burean Jarrett JR, Rina Broomberg, Francois Fehrsen, Chris Roed, Johannes Clausen, Francesco Maccioni, Joshua Neale Wolcott, Troy Lynette and Tom Richfield
4.2      Consulting Agreement with Eric Majors
5        Opinion of AGMB LLP
23.1     Consent of AGMB LLP**
23.2     Consent of Cordovano & Harvey, P.C.

* Previously filed as exhibits to Registration Statement on Form SB-2 filed on February 25, 2002.
**  Contained in its opinion filed as Exhibit 5 to this Registration Statement.

ITEM 9. UNDERTAKINGS.
---------------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the Company pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The company hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The company, as the registrant hereunder, and each person whose signature appears below, hereby appoints Eric Majors as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the company and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the company certifies it has reasonable grounds to believe that the company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Town, South Africa, on this 8th day of December 2004.

MAXIMUM DYNAMICS, INC.,
a Colorado corporation

/s/ Eric Majors
-----------------------------------------------
Eric Majors
President, Chief Executive Officer and
Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 8, 2004 who are the directors of the Registrant's board of directors and who shall administer and enforce the Consulting Agreement with the above named individuals.


/s/ Eric Majors
-----------------------------------------------
Eric Majors
President, Chief Executive Officer and
Director

/s/ Joshua Wolcott
-----------------------------------------------
Joshua Wolcott
Chief Financial Officer and
Director

/s/ Paul Stabnow
-----------------------------------------------
Paul Stabnow
Chief Technical Officer and
Director